Exhibit 6.43

1334 York Avenue New York NY 10021
+1 212 606 7000
www.sothebys.com

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED

WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

Masterworks Gallery, LLC a.a.o. Mas 1 World Trade Ctr 57th Floor
NEW YORK NY 10007-0094	Account number	[***]
USA	Date	21 November 2025

Your successful purchase in Contemporary Day

Auction

Sale [***]- 19 November 2025

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction. Notice	Manage your account online View documents, make payments or update your preferences.

If the total amount of this invoice is $25,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.	www.sothebys.com/my-account/purchases

●	You can review your saved payment method in My Account.
Scan the code with your smartphone to view your account.
●	Invoice for $381,000.00

	Your payment is due 18 April 2026. Your invoice gives instructions on how to pay.	For questions related to payment, taxes, shipping and collection, please visit our Guide for Buyers:
●	Shipping Quote available online	www.sothebys.com/buyers-guide

To view and pay for the shipping quote, login to your account, navigate to your invoices section and initiate payment for the corresponding invoice.

Throughout the payment process, you will be able to view and select a shipping quote.

●	Lot image & details

1334 York Avenue New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas

1 World Trade Ctr

57th Floor

NEW YORK NY 10007-0094

USA	Account number	[***]
	Invoice number	[***]
	Date	21 November 2025
	Sotheby’s, Inc. Lic. No.	[***]
	Sale currency	USD

Invoice for Contemporary Day Auction

Sale [***]- 19 November 2025

LOT 540 - Robert Colescott, Cactus Jack		●	Payment of $381,000.00 is due on 18 April 2026
Lot location Hammer price Buyer’s premium Sales tax 0% of hammer price, buyer’s premium and, if applicable, overhead premium	Gantry Point $300,000.00 $81,000.00 $0.00	We can only accept payment from the buyer named on this invoice. To view a full list of payment options and details please visit:
Shipping to: attn: William Sunstrom NEWARK DE 19711-8016 US		www.sothebys.com/payments
Lot total	$381,000.00
Invoice total	$381,000.00	Wire transfers

		●	JP Morgan Chase Bank NA 726 Madison Avenue

New York NY10004
			Account name	Sotheby’s Inc.
			Account number	[***]
			ABA routing number	[***]

Please include your name, your account number ([***]) and invoice number ([***]) Late payment liable to interest Late payment liable to interest

Sales tax is based on the shipping location for each item.	For assistance, please contact Post Sale Services
E uspostsaleservices@sothebys.com

1334 York Avenue New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas

1 World Trade Ctr

57th Floor

NEW YORK NY 10007-0094	Account number	[***]
USA	Date	21 November 2025
	Sale currency	USD

Lot image & details

		Please keep this for your records

Robert Colescott, Cactus Jack
Sale	Contemporary Day Auction
Sale number & date	[***] - 19 November 2025
Lot number	540
Shipping Dimensions (L x W x H)	64.00 x 1.75 x 83.25 IN
Purchase Price (excluding any taxes)	$381,000.00

This document is for informational purposes only and is not a representation or warranty of authenticity. Images of objects do not represent the true size.